Rodman & Renshaw, Inc.

                                 1250 Broadway.
                                   14th Floor
                            New York, New York 10001
                                  212/465 9220
                                Fax: 212/760-1080

jborer@rodmanandrenshaw.com

March 13, 2001

Mr. Thomas Motter

Paradigm Medical Industries, Inc.

1127 West 2320 South
Salt lake City, UT 84119

Dear. Mr. Motter:

Rodman & Renshaw, Inc. ("Rodman") is pleased to act as financial advisor to Paradigm Medical Industries, Inc. (the "Company') in connection with providing general corporate finance advisory services to the Company. This letter (the "Agreement") confirms the terms of our engagement.

1. Rodman will assist the Company by providing advice with respect to financial matters including, but not limited to: (i) taking an active interest in the Company and its common stock and introducing the Company to select institutional investors; (ii) introducing the Company to qualified financial institutions to provide financial services to the Company, as appropriate, and (iii) assisting in the evaluation of financing alternatives available to the Company, which may include (a) a public equity financing (the "Public Offering") or (b) a private debt or equity financing (the "Private Placement") collectively with the Public Offering, (the"Financing). In the event of a Public Offering, Rodman will assist the Company in selecting an underwriter or underwriters (including Rodman) to be retained by the Company in order to execute the Public Offering. In the event that the. Company pursues a Private Placement, Rodman will assist in recommending an agent (including Rodman) to be retained by the Company to execute the Private Placement. Should Rodman act as an underwriter in the Public Offering or as an agent in the Private Placement, the terms and conditions of such arrangement shall be embodied in an additional engagement letter to be signed at a later date.

2. In consideration for Rodman's financial advisory services hereunder, the Company will pay Rodman: (i) a non-refundable retention fee of 5,000 per month, payable in cash, monthly in advance, with the first payment due on the date of this Agreement and (ii) 35,000 warrants for common stock of the Company, issuable within ten days of the signing of this Agreement, with an exercise price equal to the Nasdaq bid price at the market close March 13, 2001 (the "Proposal Date') and a term of five years. The warrants will also contain other customary terms and conditions, including piggy-back registration rights, cashless exercise and anti-dilution rights triggered by subsequent stock splits, stock dividends, recapitalizations or similar occurrences which terms and conditions will be embodied in documentation acceptable to the parties of this Agreement.

3. In addition to any fees payable to Rodman hereunder, the Company will reimburse Rodman, upon request made from time to time by Rodman, for all of Rodman's reasonable out-of-pocket expenses incurred in connection with this engagement. If such expenses exceed $15,000, Rodman will be required to receive approval from the Company for additional $5,000 increments.

4. If the Company pursues a Financing during the initial one (1) year term of this Agreement, then Rodman shall be given prior notice of such Financing and afforded a fair and reasonable opportunity to bid for or otherwise propose to act as the Company's managing underwriter, co-manager, agent or co-agent, as the case may be, for such Financing. The acceptance of any such bid or proposal shall be subject to approval of the Board of Directors of the Company, Rodman's Investment Committee, and the Financing itself shall be consummated only after the good faith negotiation of customary and mutually agreeable terms (the "Participation Right").

5. The Company will finish Rodman with such information as Rodman believes appropriate to its assignment hereunder (all such information so furnished (being the "Information"). The Company recognizes and confirms that Rodman (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independency verified the same, (ii) does not assume responsibility for the accuracy or completeness of the Information or such other information and (iii) will not make an appraisal of any assets of the Company. To the best of the Company's knowledge, The Information to be furnished by the Company, when delivered, will be true and. correct in all material respects and will not contain any material misstatement of fact or omit any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify Rodman if it learns of any material inaccuracy or misstatement in, or material omission from, any Information theretofore delivered to, Rodman, Rodman will not be furnished with nor entitled to, any material nonpublic information concerning the Company.

6. The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the "Indemnification") attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

7. Rodman's engagement hereunder will be for the period of 18 months. The engagement may be terminated by either the Company or Rodman at any time upon 30 days written notice to that effect to the other party, it being understood that the provisions herein relating to expenses incurred prior to such termination, the Participation Right, and the Indemnification will survive any termination.

8. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of law principles thereof. Ibis Agreement may not be assigned by either party without the prior written consent of the other party. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement shall be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

9. This Agreement (including the Indemnification attached as Addendum A) embodies as the entire agreement and understanding between the parties and their employees hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect then such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Rodman and the Company.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Rodman the enclosed. duplicate- copy of this Agreement.

Very truly yours,

RODMAN & RENSHAW, INC.
BY: John J. Borer, III
       Senior Managing Director

Accepted and agreed to as of the date first written above:


PARADIGM MEDICAL INDUSTRIES. INC.

By: Thomas Motter
     Chief Executive Officer

                                                                      ADDENDUM A
--------------------------------------------------------------------------------

                           Indemnification Provisions

In connection with the engagement of Rodman & Renshaw, Inc, (Rodman") by Paradigm Medical Industries, Inc. (the "Company") pursuant to a letter agreement dated March 13, 2001, between the Company and Rodman, as it may be amended from time, to time (the "Agreement'), the Company hereby agrees as follows:

1.To the extent permitted by law, the Company will indemnify Rodman and its affiliates, stockholders, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended on Section 20 of the Securities Exchange Act of 1934), against all losses, claims damages or liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder, except to the extent that any losses, claims, damages or liabilities or actions, in respect thereof are found in a final judgment by a court of law to have resulted from Rodman's willful misconduct or gross negligence in performing the services described herein.

2. Promptly after receipt by Rodman of notice of any claim or the commencement of any action or proceeding with respect to which Rodman is entitled to indemnity hereunder, Rodman will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action or proceeding and will employ counsel satisfactory to Rodman arid will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, Rodman will be entitled to employ counsel separate from counsel for the Company and from any other party in such action, if Rodman reasonably determines that a conflict of interest exists, which makes representation by counsel chosen by the Company not advisable. In such event, the reasonable fees and disbursements of such separate counsel will be paid by the Company,

3. The Company agrees to notify Rodman promptly of the assertion against it or any other person, of any claim or the commencement of any action or proceeding relating to a transaction contemplated by the Agreement.

4. If for any reason the foregoing indemnity is unavailable to Rodman or insufficient to hold Rodman harmless, then the Company shall contribute to the amount paid or payable by Rodman as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Rodman on the other, but also the relative fault of the Company on the one hand and Rodman on the other that resulted in such losses, claims, damages or inabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees.